*****	Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.20(c)

Amendment No. 1 to

LETTER AGREEMENT NO. 1

TO GTA No. CFM-1 1-2576101711

WHEREAS, CFM International, Inc. (hereinafter individually referred to as “CFM”), and Frontier Airlines, Inc. (hereinafter individually referred to as “Airline”) (CFM and Airline being hereinafter collectively referred to as the “Parties”) have entered into General Terms Agreement No. CFM-1 1-2576101711 dated October 17, 2011 (hereinafter referred to as “CFM-GTA”);

WHEREAS, the Parties have entered into Letter Agreement No. 1 to the CFM-GTA, dated October 26, 2011 (“Letter Agreement No. 1”); and

WHEREAS, the Parties desire to amend Letter Agreement No. 1 as set forth below.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree that the following provisions of Letter Agreement No. 1 shall be amended as follows:

1.	Article 5 of Attachment B is amended to read as follows:

“5. Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Airline and is not assignable without CFM’s written consent; provided that Airline may assign such allowance, together with its other rights under this Letter Agreement on the terms described in clause (i) of Paragraph A of the Agreement.

CFM agrees that in the event Airline seeks financing for payment of predelivery payments (“PDP Financing”) for the Aircraft, CFM will consent to the assignment to such Lender of ***** of the Aircraft Allowance per A. (i) above for Aircraft in this Letter Agreement.

CFM agrees that in the event Airline enters into a lease agreement with a lessor for any of the Aircraft that include Engines and such Engines are enrolled in a long term CFM rate per Flight Hour engine maintenance program (“RPFH agreement”) between Airline and CFM, CFM will act in good faith to reach a mutually acceptable tri-partite agreement among CFM, Airline and the lessor whereby the Engine warranties, all dollar amounts collected by CFM for the Engines in accordance with the RFPH agreement and Airline’s other benefits under the RPFH Agreement will be fully assignable to the lessor (and subsequent operators, if any) in the event Airline defaults under the lease agreement and lessor takes possession of the Aircraft.”

2.	Miscellaneous

Except as set forth herein, the terms and conditions set forth in Letter Agreement 1 remain unchanged. The obligations set forth in this Amendment are in addition to the obligations set forth in the GTA and Letter Agreement No. 1. In the event of inconsistency between the terms of this Amendment and the terms of the GTA and Letter Agreement No. l, the terms of this Amendment shall take precedence.

CFM PROPRIETARY INFORMATION

(subject to restrictions on first page)

1 of 3

3.	Counterparts:

This Agreement may be signed by the Parties in separate counterparts, and any single counterpart or set of counterparts, when signed and delivered to the other Parties shall together constitute one and the same document and be an original Agreement for all purposes.

[Remainder of Page Intentionally Left Blank]

CFM PROPRIETARY INFORMATION

(subject to restrictions on first page)

2 of 3

Please indicate your agreement with the foregoing by signing two (2) duplicate originals as provided below.

Very truly yours,

Frontier Airlines, Inc.		CFM International, Inc.

By:	/s/ Holly L. Nelson	By:	/s/ Michael P. Munz

Typed Name:	Holly L. Nelson	Typed Name:	Michael P. Munz
Title:	Chief Accounting Officer & Treasurer	Title:	GM - N. America Sales
Date:	December 23, 2014	Date:	December 23, 2014

CFM PROPRIETARY INFORMATION

(subject to restrictions on first page)

3 of 3